Exhibit 99.1

CapitalSouth Bancorp Announces Retention of Sterne, Agee & Leach, Inc. as Financial Advisor

CapitalSouth Bancorp Reports Initial Results of Its Subscription Rights Offering

BIRMINGHAM, Ala.--(BUSINESS WIRE)--December 10, 2008--CapitalSouth Bancorp (NASDAQ-GM: CAPB), the bank holding company for CapitalSouth Bank, today announced the engagement of the investment bank Sterne, Agee & Leach, Inc. for the purpose of assessing strategic alternatives for the Company, which could include a sale of assets or merger of the Company. No decision has been made as to whether the Company will engage in a transaction or transactions resulting from its consideration of strategic alternatives or the scope of such a transaction, and no assurance can be given that any transaction or transactions will occur or, if undertaken, the form, terms or timing of such a transaction.

The Company further announced the initial results of its subscription rights offering, under which the Company conveyed subscription rights to its stockholders for the purchase of up to 7,500,000 shares of common stock, $1 par value, at an offering price of $2.00 per share.

At 5:00 p.m. Eastern Time on December 8, 2008, the rights offering expired. At the close of the rights offering, stockholders had submitted valid subscriptions for 1,866,439 shares, or a total value of $3,732,878. Substantially all of these shares were subscribed by the Company's directors and senior management. Closing of portions of certain of the subscriptions may be subject to regulatory approvals, which are expected in the first quarter of 2009, though no assurances of such approvals may be given. The Company now enters the public re-offering stage of the subscription rights offering, whereby unsubscribed shares of common stock will be offered to the public on a best efforts basis by the Company's officers and directors. The public re-offering of unsubscribed shares of common stock terminates on January 20, 2009, or such earlier date as the Board of the Company may determine or when all shares are subscribed.

CapitalSouth has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission, or SEC, for the offering of the equity securities to which this communication relates. CapitalSouth also has filed a prospectus supplement with the SEC. Before you invest, you should read the prospectus supplement, the prospectus, the documents incorporated by reference therein and other documents CapitalSouth has filed with the SEC for more complete information about CapitalSouth and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You may also obtain copies of the prospectus supplement and prospectus from our website at www.capitalsouthbank.com/prospectus.pdf.

CapitalSouth Bancorp is a bank holding company operating 12 full-service banking offices through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a mortgage origination office through Mortgage Lion, Inc., a wholesale mortgage origination operation based in Fitzgerald, Georgia. CapitalSouth Bank targets small to medium-sized businesses in the markets it serves. CapitalSouth Bank also operates "Banco Hispano," providing financial services to the growing Latino community. CapitalSouth Bank offers Small Business Administration lending services and other loan programs for business owners through its Business Capital Group, which operates through our full-service offices. CapitalSouth Bank also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

This press release contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events or otherwise.

CONTACT:
CapitalSouth Bancorp
W. Dan Puckett, 205-870-1939
Chief Executive Officer
or
Carol Marsh, 205-870-1939
Chief Financial Officer